UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 22, 2004

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                  Entry into a Material Definitive Agreement.

On October 22, 2004, 3Com Corporation (the “Company”) entered into a Severance Agreement and General Release (the “Agreement”), with Nick Ganio, the Company’s former Executive Vice President, Worldwide Sales.  The Agreement provides for those benefits that the Company is already obligated to provide to Mr. Ganio as set forth in the Company’s Severance Plan for Section 16 Officers and the existing Management Retention Agreement between the Company and Mr. Ganio, each of which has been previously filed with the SEC and described in the Company’s Proxy Statement for the 2004 Annual Meeting of Stockholders.

The benefits include:

•                                          A Severance payment equal to one year’s base salary and target bonus;

•                                          Accelerated vesting of all outstanding stock options that would have vested on or before September 30, 2005;

•                                          COBRA benefits through September 30, 2005 or, if earlier, until covered by another employer’s plans; and

•                                          Extension of exercise period for all vested and unexercised options until September 30, 2005.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01                                     Financial Statements and Exhibits

(c)                                  Exhibits

The following exhibit is filed herewith:

99.1                         Severance Agreement and General Release, dated as of October 22, 2004, between 3Com Corporation and Nick Ganio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: November 4, 2004	By:	/s/ Bruce L. Claflin
Bruce L. Claflin President and Chief Executive Officer

EXHIBIT INDEX

99.1                           Severance Agreement and General Release, dated as of October 22, 2004, between 3Com Corporation and Nick Ganio.